                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Registrant:  Name:                      ProxyMed, Inc.
             State of Incorporation:    Florida

             Name:                      ProxyMed Lab Services, LLC
             State of Formation:        Delaware

             Name:                      ProxyMed Transaction Services, Inc. f/k/a
                                        MedUnite, Inc.
             State of Incorporation:    Delaware

             Name:                      PlanVista Corporation
             State of Incorporation:    Delaware

             Name:                      PlanVista Solutions, Inc.
             State of Incorporation:    New York

             Name:                      National Network Services, LLC
             State of Formation:        Delaware